UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): November 20, 2003

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)

10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

This information furnished under this “Item 9. Regulation FD Disclosure” also is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. As such, the information hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into another filing except as expressly stated therein.

On November 20, 2003, MedCath Corporation issued a press release announcing the Company’s results for the fiscal quarter and year ended September 30, 2003. A copy of the press release and financial update are furnished as Exhibit 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Dated: November 20, 2003	By:	/s/ JAMES E. HARRIS

James E. Harris Executive Vice President and Chief Financial Officer (principal financial officer)